Exhibit 10.22

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement (“Amendment”) is made as of the 12th day of May, 2005 by and among ZOHAR II 2005-1, LIMITED, a Cayman Islands exempted company (successor by assignment to LASALLE BUSINESS CREDIT, LLC) (“Lender”), PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company, as agent for the Lender (the “Agent”), and STONEPATH GROUP, INC., a Delaware corporation (“Stonepath”), CONTRACT AIR, INC., a Minnesota corporation (“Contract Air”), DISTRIBUTION SERVICES, INC., a Minnesota corporation (“Distribution Services”), GLOBAL CONTAINER LINE, INC., a Washington corporation (“Global Container”), M.G.R., INC., d/b/a AIR PLUS LIMITED, a Minnesota corporation (“Air Plus”), NET VALUE, INC., a Delaware corporation (“Net Value”), STONEPATH LOGISTICS DOMESTIC SERVICES, INC., a Delaware corporation (“Logistics”), STONEPATH LOGISTICS GOVERNMENT SERVICES, INC., f/k/a Transport Specialists, Inc., a Virginia corporation (“Government Services”), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., a Delaware corporation (“International Services I”), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., f/k/a Global Transportation Services, Inc., a Washington corporation (“International Services II”), STONEPATH OFFSHORE HOLDINGS, INC., a Delaware corporation (“Offshore Holdings”), STONEPATH OPERATIONS INC., a Delaware corporation (“Operations”), and UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC. d/b/a UNITED AMERICAN FREIGHT SERVICES, INC., a Michigan corporation (“United American”, and together with Stonepath, Contract Air, Distribution Services, Global Container, Air Plus, Net Value, Logistics, Government Services, International Services I, International Services II, Offshore Holdings and Operations are referred to herein collectively as the “Loan Parties” and each individually as a “Loan Party”).

BACKGROUND

A. Loan Parties and Lender are parties to a certain Loan and Security Agreement dated May 15, 2002 (as it may heretofore have been or may hereafter be from time to time modified, amended, restated or replaced, the “Loan Agreement”), pursuant to which Loan Parties established certain financing arrangements with Lender. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

B. Loan Parties and Lender have agreed that certain modification should be made to the terms and provisions of the Loan Agreement on the terms and conditions set forth in and according to the provisions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.                                       Confirmation of Indebtedness. Loan Parties confirm and agree that as of the close of business on May 11, 2005, they are indebted to Lender under the Loan Agreement and Other Agreements, without any deduction, defense, setoff, claim or counterclaim of any nature whatsoever, in the aggregate principal amount of $12,979,565.56 outstanding with respect to the principal amount of the Revolving Credit Loans plus all accrued interest, fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Agreement, Other Documents and related agreements.

2.                                       Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a.                                       Amendments to Definitions. Section 1 of the Loan Agreement shall be amended as follows:

(i)                                     The following new definitions shall be added to Section 1 of the Loan Agreement in the appropriate alphabetical order:

“‘Tenth Amendment’ means the Tenth Amendment to Loan and Security Agreement, dated as of May 12, 2005, among the Loan Parties, the Lender and the Agent.”

“‘Tenth Amendment Date’ means the date on which the Tenth Amendment becomes effective pursuant to the terms therein.”

(ii)                                  The definition of the term “Projected Restructuring Charges” shall be amended to read in its entirety as follows:

“‘Projected Restructuring Charges’ means the charges resulting from the costs incurred by the Loan Parties in reducing their personnel, systems, facilities and equipment in connection with their efforts to integrate their businesses, estimated at the time of the Tenth Amendment Date to be an aggregate of approximately $3,850,000 for the first three calendar quarters of 2005.”

b.                                      Amendment to Use of Proceeds Provision. The last sentence of Section 12(g) of the Loan Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding anything to the contrary in the preceding sentence, the Loan Parties shall not be permitted to use the proceeds of the Loans: (i) for the payment of interest and principal with respect to any Subordinated Debt, other than Subordinated Debt to Lender, its affiliates, or their successors or assigns, or (ii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Lender and Agent or their rights and remedies under this Loan Agreement or the Other Agreements.”

c.                                       Amendment of Financial Covenants. Section 14(e) of the Loan Agreement shall be deleted in its entirety and replaced with the following (it being understood that for the purpose of calculations made in respect of Section 14(e), Consolidated EBITDA shall exclude Projected Restructuring Charges):

“(e) (1) Stonepath shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

Period	Minimum Amount
3 months ended 3/31/05	(2,036,000)
6 months ended 6/30/05	(817,000)
9 months ended 9/30/05	2,480,000
12 months ended 12/31/05	6,246,000
12 months ended 3/31/06	9,687,000
12 months ended 6/30/06	9,909,000
12 months ended 9/30/06	11,128,000
12 months ended 12/31/06	11,634,000
12 months ended 3/31/07	11,332,000

(2) Stonepath shall have a Consolidated EBITDA, without taking into account the performance and financial results of all Foreign Subsidiaries, in the following minimum amounts for the following periods:

Period	Minimum Amount
3 months ended 3/31/05	(2,676,000)
6 months ended 6/30/05	(2,289,000)
9 months ended 9/30/05	(504,000)
12 months ended 12/31/05	1,694,000
12 months ended 3/31/06	5,015,000
12 months ended 6/30/06	5,369,000
12 months ended 9/30/06	6,620,000
12 months ended 12/31/06	7,086,000
12 months ended 3/31/07	6,676,000

(3) Logistics shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

Period	Minimum Amount
3 months ended 3/31/05	(1,794,000)
6 months ended 6/30/05	(1,776,000)
9 months ended 9/30/05	(1,389,000)
12 months ended 12/31/05	(77,000)

(4) International Services shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

Period	Minimum Amount
3 months ended 3/31/05	647,000
6 months ended 6/30/05	1,335,000
9 months ended 9/30/05	2,783,000
12 months ended 12/31/05	3,719,000

The parties intend this amendment to Section 14(e) of the Loan Agreement to be effective for all purposes of the Loan Agreement as if it had occurred on March 30, 2005.”

d.                                      Amendment of Section 15. The following proviso at the end of Section 15 of the Loan Agreement is hereby deleted in its entirety:

“; provided that, notwithstanding the foregoing, no Event of Default shall arise as a result of the Loan Parties’ inability to make a payment prohibited by Section 12(g)(iii) of this Agreement.”

3.                                       Amendment Fee. In consideration for the agreements of Lender contained herein, Loan Parties shall pay to Agent for the ratable benefit of the Lenders an amendment fee (the “Amendment Fee”) (a) equal to $50,000 on the Tenth Amendment Date and (b) in the event the Consolidated EBITDA is less than $2,000,000 for three month period ending June 30, 2005, an additional Amendment Fee equal to $200,000, which additional Amendment Fee shall be deemed to be earned as of the Tenth Amendment Date, but which additional Amendment Fee shall be due and payable in full on the last day of the Term. The fees required by this Section shall be excluded from the calculation of Consolidated EBITDA for all purposes of the Loan Agreement and this Amendment (including, without limitation, clause (b) of this

Section). The additional Amendment Fee under clause (b) of this Section, if any, shall be entitled to the security interests, collateral and other rights and benefits provided pursuant to the Loan Agreement and Other Agreements and shall constitute a Liability under the Loan Agreement.

4.                                       Financial Adviser. Loan Parties covenant and agree that as soon as practicable, but in any event no later than thirty (30) days following the Tenth Amendment Date, Loan Parties shall retain, at their sole expense, an outside financial adviser acceptable to the Lender in its reasonable discretion to conduct an evaluation of the business of the Loan Parties, which evaluation shall include, but not be limited to, evaluation of the Loan Parties’ projections, Borrowing Base under the Loan Agreement and material contracts (including any acquisition and/or seller note agreements), and a valuation of the Loan Parties’ business enterprise. Loan Parties further agree that they shall deliver to Agent any reports, memoranda, projections and other work product received by Loan Parties from the financial adviser and any other written reports and work product of the financial adviser that Agent and/or Lender may reasonably request. The failure of the Loan Parties to comply with the requirements of this Section shall constitute an Event of Default under Section 15(b) of the Loan Agreement.

5.                                       Representations and Warranties. Each Loan Party represents and warrants to Lender that:

a.                                       All warranties and representations made to Lender under the Loan Agreement, as amended or otherwise modified by the additional disclosures set forth in Schedule I to the Ninth Amendment, and related agreements and documents are true and correct as to the date hereof.

b.                                      The execution and delivery by each Loan Party of this Amendment and the performance by each such Loan Party of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Loan Party or under the articles or certificate of incorporation or bylaws or other corporate governance document of any such Loan Party.

c.                                       This Amendment and any related agreement or document will be valid and binding on and enforceable against each Loan Party in accordance with its respective terms.

6.                                       Effectiveness. Subject to the effectiveness provision of Section 2(c) of this Amendment, this Amendment shall become effective upon receipt by the Agent of (a) counterparts of this Amendment duly executed and delivered by each of the Loan Parties and the Lender and (b) the $50,000 Amendment Fee owed pursuant to Section 3(a) above.

7.                                       Collateral. As security for the payment of all Liabilities now or in the future existing, each Loan Party hereby confirms and agrees that all security interests and liens granted to Lender and Agent by any one of them continue in full force and effect and shall continue to secure all such Liabilities. All Collateral remains free and clear of any liens other than Permitted Liens. Nothing herein contained is intended in any way to impair or limit the validity, priority and extent of the existing security interest of Lender or Agent in and liens upon the Collateral of any Loan Party.

8.                                       Release. Each Loan Party hereby releases the Lender and Agent and each of their respective subsidiaries, affiliates, members, partners, officers, employees, representatives, agents, managers, counsel, directors, successors and assigns, both present and former, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

9.                                       Ratification of Loan Agreement and Payment of Expenses. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought. Without limiting the terms of the Loan Agreement and the Other Agreements, Loan Parties shall pay all costs and expenses incurred by or on behalf of Agent and Lender (including reasonable attorneys’ fees and expenses) arising under or in connection with this Amendment or the Other Agreements, including without limitation, in connection with the negotiation, preparation, execution, and delivery of this Amendment and any and all consents, waivers, or other documents or instruments relating thereto.

10.                                 Governing Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM, SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO PENNSYLVANIA’S OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE COMMONWEALTH OF PENNSYLVANIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Amendment.

11.                                 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Tenth Amendment to Loan and Security Agreement the day and year first written above.

LENDER:

ZOHAR II 2005-1, LIMITED

By:	Patriarch Partners XIV, LLC, its Collateral Manager

By:	/s/ Lynn Tilton
Name: Lynn Tilton
Title: Manager

AGENT:

PATRIARCH PARTNERS AGENCY SERVICES, LLC

BY:	/s/ Lynn Tilton
Name: Lynn Tilton
Title: Manager

LOAN PARTIES:

STONEPATH GROUP, INC.

CONTRACT AIR, INC.

DISTRIBUTION SERVICES, INC.

GLOBAL CONTAINER LINE, INC.

M.G.R. INC., d/b/a AIR PLUS LIMITED

NET VALUE, INC.

STONEPATH LOGISTICS DOMESTIC SERVICES, INC.

STONEPATH LOGISTICS GOVERNMENT SERVICES, INC., f/k/a Transport Specialists, Inc.

STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC, a Delaware Corporation

STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., f/k/a/ Global Transportation Services, Inc., a Washington Corporation

STONEPATH OFFSHORE HOLDINGS, INC.

STONEPATH OPERATIONS, INC.

UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC. d/b/a UNITED AMERICAN FREIGHT SERVICES, INC.

BY:	/s/ Robert Arovas
Name: Robert Arovas
Title: President

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